Exhibit 99.1

Professional Diversity Network, Inc. Announces Second Quarter 2013 Earnings Results

CHICAGO – August 12, 2013 (GLOBE NEWSWIRE) – Professional Diversity Network, Inc. (Nasdaq: IPDN), a developer and operator of online networks that provide access to employment opportunities for diverse professionals in the United States, today announced its quarterly financial results for its fiscal second quarter ended June 30, 2013.

The Company reported a Net Loss and a Comprehensive Loss for F2Q13 of $133,162 and $141,961 respectively, as compared to Net Income and Comprehensive Income of $729,400 and $731,865 in the same period one-year prior, respectively.

“We are investing aggressively in what we believe will be the foundation for our future success and the first six months of 2013 represent our commitment to that process.” said Professional Diversity Network’s CEO James Kirsch. Mr. Kirsch continued, “There were three initiatives that constituted the core of our investment during this fiscal quarter. First, we made significant strides in integrating LinkedIn Corporation into the process and sales side; secondly, we significantly enhanced our diversity recruitment compliance product, termed Employer Recruitment Intelligent Compliance Assistance, in anticipation of U.S. Department of Labor Federal Contract Compliance Programs; finally, we enhanced the recruitment platform for our diverse client base through the acquisition of Careerimp, Inc.’s proprietary software technology business related to developing career guidance tools for job seekers.”

For the fiscal second quarter of 2013 (F2Q13), the Company reported 35% decrease in Total Revenues to $976,920, attributable primarily to the conclusion of the Company’s contract with Monster Worldwide, Inc., which accounted for $500,000 of the total reduction.  The decrease in Total Revenues was marginally offset by direct sales and e-commerce sales. Total Operating Expenditures during F2Q13 increased by 89% compared to the same period one year prior, from $744,459 to $1,410,634, due primarily to increased costs of being a public company, the new sales force, expanded marketing efforts, partner revenue sharing, and implementation of more robust systems technologies to support growth and hiring.  Hiring during the period reflects the Company’s commitment to enhancing both its opportunity for higher margin direct sales, as well as supporting the Company’s relationship with LinkedIn. Approximately 24 new employees, including six call center staff, have been hired since the Company began building its own sales team, resulting in subsequent increases in Sales and Marketing expenditures.

Income from operations during F2Q13, after depreciation but before interest and changes in fair value of derivative liabilities was a loss of $433,714 as compared to a profit of $769,418 in the same period one-year prior, representing a 156% reduction attributable primarily to a confluence of the increase in operating expenditures detailed above, coupled with reduced revenues realized from the Company’s LinkedIn partnership as compared to the revenues from its prior relationship with Monster Worldwide.

At June 30, 2013, the Company had 6,318,227 weighted average common shares outstanding, an 81% increase from 3,487,847 common shares outstanding one year prior at June 30, 2012, representing Comprehensive Net Loss per Share in F2Q13 of $0.02/share, compared to a Comprehensive Net Income one-year prior in F2Q12 of $0.21/share.

The Company reported a very strong cash position as of the end of F2Q13 due primarily to its successful IPO earlier in the year. As of June 30, 2013 the Company had $20,139,693 in cash, which represents a $373,367, or 1.82%, reduction from the prior quarter ended March 31, 2013, due to expenditures nominally exceeding income for the period. Accounts Receivable as of F2Q13 was $447,086, a reduction of $319,146 or 41.65%, as compared to $766,232 that the Company reported at the end of F1Q13. The decrease in Accounts Receivable as compared to the prior sequential period was attributable to a reduction in the receivables from the Company’s prior relationship with Monster Worldwide, coupled with a corresponding increase in receivables from the Company’s direct sales partner Apollo Group, Inc., which is the parent company of the University of Phoenix. Total Assets for the period were $22,474,094, a reduction of $524,695 or 2.28% lower than the $22,998,789 that the Company reported during F1Q13, ended March 31, 2013.

Total Stockholder’s Equity at June 30, 2013 or the end of F2Q13, was $21,327,939, a reduction of $191,129 or 0.89% lower than the $21,519,068 reported in the prior sequential fiscal quarter ended March 31, 2013.

The Company will host a conference call at 4:30pm Eastern Time on the same day to discuss the financial results. Please call 1 (888) 424-8151 (US toll free) or 1 (847) 585-4422 (US Toll) to participate in the call with passcode 7568 049#. A replay of this conference call will also be available following the call at http://investor.prodivnet.com.

About Professional Diversity Network, Inc.

Professional Diversity Network develops and operates online networks to provide diverse professionals in the United States with access to employment opportunities. Additionally, the Professional Diversity Network platform provides employers that value diversity with access to diverse talent to meet their hiring needs. Professional Diversity Network owns and operates professional networking communities including: www.iHispano.com for Hispanic professionals, www.AMightyRiver.com for African-American professionals, www.WomensCareerChannel.com for professional women, www.Military2Career.com for Veterans, http://www.ProAble.net for professionals with disabilities, www.OutProNet.com for professionals in the LGBT community, and www.AsianCareerNetwork.com for Asian-American professionals.

For more information, visit: www.professionaldiversitynetwork.com

Safe Harbor under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning Professional Diversity Network, certain non-financial metrics, such as strategic acquisitions, earnings and cash flow projections, direct sales force development and Professional Diversity Network’s business strategies.. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Professional Diversity Network, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements can generally be identified by words such as "may" "anticipate," "believe," "plan," "could," "estimate," "expect," "forecast," "guidance," "intend," "may," "possible," "potential," "predict," "project" or other similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Professional Diversity Network's control. Therefore, investors and shareholders should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include Professional Diversity Network's ability to maintain its business relationships with its key customers; unanticipated changes and competition in the online recruitment market; unanticipated downturns in the economy; Professional Diversity Network's ability to generate recruitment revenue through direct sales, unexpected technical or marketing difficulties; unexpected claims, charges or litigation; and new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties that affect Professional Diversity Network's business described in its Annual Report on Form 10-K. The forward-looking statements in this press release speak only as of the date they were made. Professional Diversity Network does not assume any obligation to update these forward-looking statements.

CONTACT: Professional Diversity Network, Inc.
         David Mecklenburger, CFO
         312-614-0944
         dmecklenburger@prodivnet.com

         Media Relations
         Rachelle Pachtman
         Pachtman Communications
         212-996-1715/646-287-2952
         rachelle@pachtman.com

         Capital Markets Advisor
         Merriman Capital, Inc.
         Douglas Rogers, Managing Director
         Head of Capital Markets Advisory Group
         415-248-5612/323-712-3000
         drogers@merrimanco.com